Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73, 74U and 74V correctly, the correct answers are as follows...

	 A 	 C 	 H 	 I 	 Y
72. DD)
1.	n/a	n/a	n/a	n/a	n/a
2.	n/a	n/a	n/a	n/a	n/a
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





72. EE)
1.	n/a 	n/a 	n/a 	n/a 	n/a
2.	n/a	n/a	n/a	n/a	n/a
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a 	n/a 	n/a 	n/a 	n/a





73.  A)
1.	n/a	n/a	n/a	n/a	n/a
2.	n/a	n/a	n/a	n/a	n/a
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





73.  B)
1.	n/a	n/a	n/a	n/a	n/a
2.	n/a	n/a	n/a	n/a	n/a
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





74. U)
1.	26,288 	7,997 	55,389 	313 	2,696
2.	1,383	456	4,181	1,184 	1
3.	617	914	2480	1 	n/a
4.	399	332	1570	n/a	n/a





74. V)
1.	$25.37	$24.74	$25.37	$25.38	$25.39
2.	$23.60	$23.41	$23.59	$23.59	$23.60
3.	$20.11	$19.39	$20.12	$20.13	n/a
4.	$14.09	$13.53	$14.10	n/a	n/a